Exhibit 5

WALLER LANSDEN DORTCH & DAVIS, LLP
Nashville City Center
511 Union Street, Suite 2700	1901 SIXTH AVENUE NORTH, SUITE 1400
Nashville, Tennessee 37219-8966	BIRMINGHAM, ALABAMA 35203-2623
(615) 244-6380	(205) 214-6380
Fax: (615) 244-6804
www.wallerlaw.com

September 17, 2009

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, CA 91311

Re: Registration Statement on Form S-3 (No. 333-156459)

Ladies and Gentlemen:

We have acted as counsel to Capstone Turbine Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of warrants (the “Warrants”) to purchase up to 5,780,347 shares of its common stock, par value $0.001 per share (the “Common Stock”). The Warrants have been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-156459) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, dated as of February 4, 2009, and a prospectus supplement, dated as of September 17, 2009. The Warrants are to be issued pursuant to Warrant Exercise Agreements, dated as of September 17, 2009 (the “Warrant Exercise Agreement”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Warrants, when issued and delivered in the manner and on the terms described in the Warrant Exercise Agreements, will be valid, binding and enforceable agreements of the Company. The shares of Common Stock to be issued upon exercise of the Warrants have been duly authorized and when issued and paid for pursuant to the Warrants will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP